UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 12, 2024 (November 17, 2023)

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Explanatory Note

The Chemours Company (“Chemours”) is filing this Amendment to supplement the Current Report on Form 8-K dated November 17, 2023 (the “Original Filing”). The Original Filing reported the appointment of Alister Cowan BA, CA to the Chemours Board of Directors. At the time of the Original Filing, Mr. Cowan had not yet been appointed to any committees of the Board. Information on his committee appointments is provided in Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2024, Alister Cowan BA, CA was appointed to serve on the Audit Committee and on the Environmental, Health, and Safety & Operational Performance Committee of the Chemours Board of Directors. The Environmental, Health, and Safety & Operational Performance Committee was formed by the Chemours Board of Directors on February 12, 2024 to oversee Chemours’ initiatives related to environment, health, safety and operational performance. The Chemours Board of Directors has determined that Mr. Cowan is independent for purposes of the Audit Committee under the Chemours Corporate Governance Guidelines, the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission (“SEC”) and has determined that he is an audit committee financial expert under the rules of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Jonathan Lock
Jonathan Lock
Senior Vice President, Chief Financial Officer
Date:	February 16, 2024